UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014

TORNIER N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 27, 2014, Tornier N.V., a public limited company (naamloze vennootschap) incorporated under the Netherlands (“Tornier”), Trooper Holdings Inc., Delaware corporation and a direct wholly owned subsidiary of Tornier (“Holdco”), and Trooper Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Tornier (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wright Medical Group, Inc., a Delaware corporation (“Wright”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Wright (the “Merger”), with Wright continuing as the surviving company and an indirect wholly owned subsidiary of Tornier following the transaction.

Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, each share of common stock of Wright issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 1.0309 Tornier ordinary shares. In addition, at the effective time and as a result of the Merger, all outstanding options to purchase shares of Wright common stock and other equity awards based on Wright common stock, which are outstanding immediately prior to the effective time of the Merger, will become immediately vested and converted into and become, respectively, options to purchase Tornier ordinary shares and with respect to all other Wright equity awards, awards based on Tornier ordinary shares, in each case, on terms substantially identical to those in effect prior to the effective time of the Merger, except for the vesting requirements and adjustments to the underlying number of shares and the exercise price based on the exchange ratio used in the Merger and other adjustments as provided in the Merger Agreement. Upon completion of the Merger, Tornier shareholders will own approximately 48% of the combined company on a fully diluted basis and Wright stockholders will own approximately 52%.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger: (i) the board of directors of the combined company will consist of 10 individuals, including five individuals who are nominees of the board of directors of Wright immediately prior to the effective time and five individuals who are nominees of the board of directors of Tornier immediately prior to the effective time; (ii) Robert J. Palmisano will be appointed Chief Executive Officer of the combined company; (iii) David H. Mowry will be appointed Executive Vice President and Chief Operating Officer of the combined company; and (iv) an individual designated by Tornier at a later date will be appointed Chairman of the Board of the combined company. In addition, under the terms of the Merger Agreement, Tornier has agreed to take action necessary to list the Tornier ordinary shares to be issued in connection with the Merger on the NASDAQ Global Select Market and to change the trading symbol for its ordinary shares to “WMGI” upon the effective time of the Merger.

Each party’s obligation to implement the Merger is subject to certain customary conditions, including (i) the approval by Tornier shareholders of the Merger Agreement and issuance of Tornier ordinary shares in connection with the Merger; (ii) the adoption of the Merger Agreement by Wright shareholders holding a majority of the outstanding shares of Wright’s common stock; (iii) all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or applicable antitrust or competition laws of other jurisdictions in connection with the Merger having expired or having been terminated; (iv) there shall be no action pending against Tornier, Holdco, Merger Sub or Wright seeking to enjoin the Merger, seeking material damages in connection with the Merger, seeking to compel Wright or Tornier of any material assets as a result of the Merger or seeking to impose criminal liability on Tornier, Holdco, Merger Sub or Wright in connection with the Merger; (v) the truth and accuracy of the other party’s representations and warranties in the Merger Agreement, generally subject to a Material

Adverse Effect (as defined in the Merger Agreement); standard and (vi) the performance by the other party of all of its obligations and compliance with all of its covenants under the Merger Agreement in all material respects.

Each of Tornier and Wright have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that (i) each party will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period; (iii) each party will convene and hold a meeting of its shareholders for the purpose of considering the adoption and approval of the Merger Agreement, and in the case of Tornier, the additional related matters, including, among others, the amendments to Tornier’s articles of association; and (iv) the board of directors of each party will recommend that its shareholders adopt and approve the Merger Agreement, in each case, subject to certain exceptions, and in the case of Tornier, the additional related matters, including, among others, the amendments to Tornier’s articles of association.

Each party also has agreed not to (i) take certain actions to solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, including the receipt of a Superior Proposal (as such term is defined in the Merger Agreement), enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement may be terminated by mutual written consent of Tornier and Wright. The Merger Agreement also contains certain termination rights, including, among others, the right of either party to terminate if (i) the Merger shall not have become effective by September 30, 2015 (the “Termination Date”), subject to certain conditions, provided that the Termination Date shall be extended to December 31, 2015 if all required regulatory approvals are not received by September 30, 2015; (ii) the Tornier and/or Wright shareholder approvals are not obtained; (iii) the other party breaches its representations and covenants and such breach would result in the closing conditions not being satisfied; or (iv) the Merger violates applicable law that would result in the Merger being unlawful.

The Merger Agreement also provides that Tornier must pay Wright a termination fee of $46 million (the “Termination Fee”) plus expenses not to exceed $5 million if the Merger Agreement is terminated because (a) the Tornier board of directors or committee thereof (i) makes an Adverse Recommendation Change (as defined in the Merger Agreement), (ii) does not include its recommendation in the Joint Proxy Statement (as defined in the Merger Agreement), or (iii) publicly proposes to take any actions in clauses (i) and (ii); (b) Tornier materially breaches the non-solicitation clause of the Merger Agreement; or (c) Tornier enters into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) prior to obtaining the requisite Tornier shareholder approval, and while in compliance with the non-solicitation clause of the Merger Agreement.

The Merger Agreement provides that Wright must pay Tornier the Termination Fee plus expenses not to exceed $5 million if the Merger Agreement is terminated because (a) the Wright board of directors or committee thereof (i) makes an Adverse Recommendation Change (as defined in the Merger Agreement), (ii) does not include its recommendation in the Joint Proxy Statement (as defined in the Merger Agreement), or (iii) publicly proposes to take any actions in clauses (i) and (ii), (b) Wright materially breaches the non-solicitation clause of the Merger Agreement, or (c) Wright enters into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) prior to obtaining the requisite Wright shareholder approval, and while in compliance with the non-solicitation clause of the Merger Agreement.

In addition, in connection with the Merger Agreement, Wright entered into a Voting and Support Agreement with TMG Holdings Coöperatief U.A., an affiliate of Warburg Pincus LLC and a shareholder holding 21.9% of Tornier’s outstanding ordinary shares, pursuant to which, among other things and subject to the terms and conditions therein, such shareholder agreed to vote its Tornier ordinary shares in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this report are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Tornier in its public reports filed with the United States Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Tornier.

The Merger Agreement includes customary representations, warranties and covenants of Tornier, Holdco, Merger Sub and Wright made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Tornier, Holdco, Merger Sub and Wright and may be subject to important qualifications and limitations agreed to by Tornier, Holdco, Merger Sub and Wright in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Tornier’s SEC filings or may have been used for purposes of allocating risk among Tornier, Holdco, Merger Sub and Wright rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Tornier, Merger Sub and Wright or any of the respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On October 27, 2014, Tornier issued a press release announcing revenue for the third quarter ended September 28, 2014. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

To supplement Tornier’s consolidated financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”), Tornier uses non-GAAP financial measures from time to time. Tornier’s press release issued on October 27, 2014 includes revenue and revenue growth rates, each on a constant currency basis, which remove the impact of changes in foreign currency exchange rates and are calculated by translating Tornier’s third quarter of 2014 revenue results at third quarter of 2013 average foreign currency exchange rates and, in the case of the revenue growth rates, then calculating the growth rate.

Tornier believes the non-GAAP financial measures used by Tornier provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions and dispositions, legal settlements and tax positions. Tornier’s management uses non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, Tornier’s preliminary revenue and preliminary revenue growth rates, each on a constant currency basis, as presented in Tornier’s press release should not be used as a substitute for GAAP revenue or GAAP revenue growth rates. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definition of revenue or revenue growth rates, each on a constant currency basis, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes. All of the non-GAAP financial measures used in Tornier’s press release are reconciled to the most directly comparable GAAP measure in the press release.

Tornier is furnishing the information contained in this Item 2.02 of this report and Exhibit 99.1 to this report pursuant to Item 2.02 of Form 8-K promulgated by the SEC. This information in this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. By filing this current report on Form 8-K and furnishing this information, Tornier makes no admission as to the materiality of any information contained in this Item 2.02 of this report and Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On October 27, 2014, Tornier and Wright issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Tornier is furnishing the information contained in this Item 7.01 of this report and Exhibit 99.2 to this report pursuant to Item 7.01 of Form 8-K promulgated by the SEC. This information shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. By filing this current report on Form 8-K and furnishing this information, Tornier makes no admission as to the materiality of any information contained in this Item 7.01 of this report and Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 27, 2014, among Tornier N.V., Trooper Holdings Inc., Trooper Merger Sub Inc. and Wright Medical Group, Inc.* (filed herewith)

99.1	Press Release of Tornier N.V. dated October 27, 2014 (furnished herewith)

99.2	Joint Press Release of Wright Medical Group, Inc. and Tornier N.V. dated October 27, 2014 (furnished herewith)

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Tornier will furnish copies of any such schedules to the SEC upon request.

Important Additional Information and Where to Find It

In connection with the proposed merger, Tornier plans to file with the U.S. Securities and Exchange Commission a registration statement on Form S-4 that will include a joint proxy statement of Wright and Tornier that also constitutes a prospectus of Tornier. Wright and Tornier will make the joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Tornier and Wright with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Tornier and Wright. Requests for copies of the joint proxy statement/prospectus and other documents filed by Wright with the SEC may be made by contacting Julie Tracy, Senior Vice President and Chief Communications Officer by phone at (901) 290-5817 or by email at julie.tracy@wmt.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Tornier may be made by contacting Shawn McCormick, Chief Financial Officer by phone at (952) 426-7646 or by email at shawn.mccormick@tornier.com.

Wright, Tornier, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Wright’s and Tornier’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Wright and their ownership of Wright stock is set forth in Wright’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 27, 2014 and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 31, 2014. Information regarding Tornier’s directors and executive officers is contained in Tornier’s annual report on Form 10-K for the fiscal year ended December 29, 2013, which was filed with the SEC on February 21, 2014, and its proxy statement for its 2014 annual general meeting of shareholders, which was filed with the SEC on May 16, 2014. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Wright and Tornier may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Wright and Tornier shareholders will be included in the joint proxy statement/prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2014	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Senior Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated as of October 27, 2014, among Tornier N.V., Trooper Holdings Merger Sub Inc., Trooper Merger Sub Inc. and Wright Medical Group, Inc.*	Filed herewith

99.1	Press Release of Tornier N.V. dated October 27, 2014	Furnished herewith

99.2	Joint Press Release of Wright Medical Group, Inc. and Tornier N.V. dated October 27, 2014	Furnished herewith

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Tornier will furnish copies of any such schedules to the SEC upon request.